                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                            NOVASTAR FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                        [LOGO] NOVASTAR FINANCIAL, INC.


                            NOVASTAR FINANCIAL, INC.
                          8140 Ward Parkway, Suite 300
                              Kansas City, MO 64114
                                 (816) 237-7000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

        You are cordially invited to attend the annual meeting of stockholders of NovaStar Financial, Inc., a Maryland corporation, to be held on Friday, May 20, 2005 at 10:00 a.m., Central Daylight Time, at our corporate offices, 8140 Ward Parkway, Suite 300, Kansas City, Missouri, for the following purposes:

        1. The election of the Class III director of NovaStar Financial's Board of Directors to serve until NovaStar Financial's annual meeting of stockholders to be held in 2008 or until such director's successor is elected and qualified;

        2. Ratification of the selection of Deloitte & Touche LLP as NovaStar Financial's independent registered public accounting firm for the fiscal year ended December 31, 2005; and

        3. The transaction of such other business as may properly come before the annual meeting.

        A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on March 25, 2005 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        In order that your shares may be represented at the annual meeting, please date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of NovaStar Financial at any time prior to its use, by presentation of a later-dated proxy, or by attending the annual meeting and voting in person.

                                             By Order of the Board of Directors

                                             /s/ Scott F. Hartman

                                             SCOTT F. HARTMAN
                                             Chairman of the Board and
Kansas City, Missouri                        Chief Executive Officer
April 18, 2005

                 ----------------------------------------------
                             YOUR VOTE IS IMPORTANT
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.
                 ----------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
ANNUAL MEETING INFORMATION
    Solicitation of Proxies..................................................  1
    Voting Rights............................................................  1
    Voting of Proxies........................................................  2
    Revocability of Proxy....................................................  2
    Annual Report............................................................  2

SECURITIES OWNERSHIP
    Beneficial Ownership of Common Stock by Large Securityholders............  2
    Beneficial Ownership of Common Stock by Directors and Management.........  2
    Compliance with Section 16(a) of the Securities Exchange Act of 1934.....  4

ITEM 1 - ELECTION OF DIRECTOR
    Nominee and Directors....................................................  4
    Director Independence....................................................  6
    Audit Committee Financial Expert.........................................  6
    Compensation of Directors................................................  6
    Compensation Committee Interlocks........................................  7
    Committees of the Board and Meeting Attendance...........................  7
    Executive Sessions.......................................................  7
    Communications with the Board............................................  7
    Consideration of Director Nominees.......................................  8
    Audit Committee Report...................................................  9
    Compensation Committee Report............................................ 10
    Performance Graph........................................................ 11
    Management of NovaStar Financial......................................... 12
    Executive Compensation................................................... 14
    Employment Agreements.................................................... 18
    Certain Transactions..................................................... 20

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    Principal Accounting Firm Fees........................................... 21

OTHER BUSINESS............................................................... 21

STOCKHOLDER PROPOSALS - 2006 ANNUAL MEETING.................................. 22

                            NOVASTAR FINANCIAL, INC.

                          8140 Ward Parkway, Suite 300
                              Kansas City, MO 64114
                                 (816) 237-7000

                            -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2005

To our stockholders:

        The Board of Directors of NovaStar Financial, Inc., a Maryland corporation, is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on May 20, 2005 at 10:00 a.m., central daylight time, at our corporate offices, 8140 Ward Parkway, Suite 300, Kansas City, Missouri. This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about April 18, 2005.

ANNUAL MEETING INFORMATION

SOLICITATION OF PROXIES

        The costs of this solicitation by the Board of Directors will be borne by NovaStar Financial. Proxy solicitations will be made by mail. They also may be made by personal interview, telephone, facsimile transmission and telegram. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. NovaStar Financial will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. NovaStar Financial does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000.00, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

        Holders of shares of NovaStar Financial's common stock, par value $0.01 per share, at the close of business on March 25, 2005, the record date, are entitled to notice of, and to vote at, the annual meeting. On that date, 27,890,431 shares of common stock were outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting. If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of directors, and (2) the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and under Maryland law an abstention is not a vote cast. Any shares held in street name for which the broker or nominee

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

receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on the matters presented to this annual meeting.

VOTING OF PROXIES

        Shares of common stock represented by all properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, shares will be voted FOR the election of the nominee named in this proxy statement as a director and FOR ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2005.

        The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, NovaStar Financial has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is presented properly to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

        The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the corporate secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

ANNUAL REPORT

        The 2004 annual report including financial statements for the year ended December 31, 2004, which is being mailed to stockholders together with the proxy statement, contains financial and other information about the activities of NovaStar Financial, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

SECURITIES OWNERSHIP

BENEFICIAL OWNERSHIP OF COMMON STOCK BY LARGE SECURITYHOLDERS

        As of March 25, 2005, NovaStar Financial is unaware of any securityholder beneficially owning more than 5% of the common stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND MANAGEMENT

        The following table sets forth certain information known to NovaStar Financial with respect to beneficial ownership of the common stock as of March 25, 2005 by (i) each director, (ii) the executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of NovaStar Financial, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

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
                                                                        BENEFICIAL OWNERSHIP OF
                                                                            COMMON STOCK (1)
                                                                      ---------------------------
NAME OF BENEFICIAL OWNER                                                  SHARES       PERCENT
------------------------                                                  ------       -------
Scott F. Hartman (2)...............................................     1,173,649        4.16%
W. Lance Anderson (3)..............................................       752,755        2.67%
Michael L. Bamburg (4).............................................       373,420        1.32%
Gregory T. Barmore (5).............................................       226,536            *
David A. Pazgan (6) ...............................................       146,836            *
Edward W. Mehrer (7)...............................................       141,389            *
Art N. Burtscher (8)...............................................        40,632            *
Rodney E. Schwatken (9)............................................        40,527            *
Gregory S. Metz (10) ..............................................         1,909            *
Jeffrey D. Ayers                                                                -            -
All directors and executive officers as a group (10 persons).......     2,897,653       10.28%

-----------------
*       Less than 1%.
(1) Assuming no exercise of options (except options exercisable within 60 days of March 25, 2005 by the listed security holder named, separately).
(2) Consists of 1,109,785 shares of common stock, including 84,000 shares of common stock owned jointly with his wife, 23,932 shares of common stock held in our 401(k) plan and 29,532 shares of common stock issuable upon the exercise of options. Includes 6,000 shares of restricted stock that vest in three equal annual installments on January 28th of the years 2006 through 2008. Also included are 4,400 shares of restricted stock that vest on February 7, 2015 as long as Mr. Hartman is still employed by NovaStar Financial. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Hartman has the right to receive dividends on and to vote the restricted shares.
(3) Consists of 657,086 shares of common stock, including 50,000 shares of common stock owned jointly with his wife, 23,932 shares of common stock held in our 401(k) plan and 79,532 shares of common stock issuable upon the exercise of options. Includes 6,000 shares of restricted stock that vest in three equal annual installments on January 28th of the years 2006 through 2008. Also included are 4,400 shares of restricted stock that vest on February 7, 2015 as long as Mr. Anderson is still employed by NovaStar Financial. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Anderson has the right to receive dividends on and to vote the restricted shares.
(4) Consists of 352,715 shares of common stock (owned individually by Mr. Bamburg or by his wife or jointly with his wife) and 15,780 shares of common stock issuable upon the exercise of options. Includes 3,000 shares of restricted stock that vest in three equal annual installments on January 28th of the years 2006 through 2008. Also included are 1,925 shares of restricted stock that vest on February 7, 2015 as long as Mr. Bamburg is still employed by NovaStar Financial. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Bamburg has the right to receive dividends on and to vote the restricted shares.
(5) Consists of 216,441 shares of common stock and 10,095 shares of common stock issuable upon the exercise of options.
(6) Consists of 139,190 shares of common stock, 2,821 shares of common stock held in our 401(k) plan and 3,000 shares of restricted stock that vest in three equal annual installments on January 28th of the years 2006 through 2008. Also included are 1,825 shares of restricted stock that vest on February 7, 2015 as long as Mr. Pazgan is still employed by NovaStar Financial. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Pazgan has the right to receive dividends on and to vote the restricted shares.
(7) Consists of 83,590 shares of common stock, including 4,000 shares owned by his wife and 57,799 shares of common stock issuable upon the exercise of options.
(8) Consists of 4,500 shares of common stock and 36,132 shares of common stock issuable upon the exercise of options.
(9) Consists of 36,093 shares of common stock, 3,697 shares of common stock held in our 401(k) plan and 562 shares of restricted stock that vest in three equal annual installments on January 28th of the years 2006 through 2008. Also included are 175 shares of restricted stock that vest on February 7, 2015 as long as Mr. Schwatken is still employed by NovaStar Financial. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Schwatken has the right to receive dividends on and to vote the restricted shares.
(10) Consists of 953 shares of common stock, 56 shares of common stock held in our 401(k) plan and 900 shares of restricted stock that vest on February 7, 2015 as long as Mr. Metz is still employed by NovaStar Financial. Until vested, the shares of restricted stock are subject to forfeiture under certain conditions and may not be sold or otherwise transferred. Mr. Metz has the right to receive dividends on and to vote the restricted shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of NovaStar Financial's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulation to furnish NovaStar Financial with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, NovaStar Financial believes that, during fiscal 2004, all Section 16(a) filing requirements were satisfied.

                         ITEM 1 - ELECTION OF DIRECTOR

        The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of stockholders each year. The Class III director, whose term will expire in three years, is to be elected at this year's annual meeting. The nominee for the Class III director is set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominee for director listed below unless otherwise specified by the stockholder. In the event the nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominee listed below and against any other nominee. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. The nominee listed below already serves as director of NovaStar Financial.

        The election to the Board of Directors of the nominee identified in the proxy statement will require the affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting.

        The Board of Directors unanimously recommends that stockholders vote FOR the nominee identified below:

               NAME                   POSITION WITH NOVASTAR FINANCIAL, INC.

         Scott F. Hartman              Chairman and Chief Executive Officer

NOMINEE AND DIRECTORS

        CLASS III NOMINEE - TERM EXPIRING 2008

        SCOTT F. HARTMAN, age 45, is a co-founder, Chairman of the Board and Chief Executive Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibilities are to interact with the capital markets and oversee the portfolio of investments and the securitization of mortgage loan production. Mr. Hartman served from February 1995 to June 1996 as Executive Vice President of Dynex Capital, Inc. His responsibilities while at Dynex included managing a $4 billion investment portfolio, overseeing the securitization of mortgage loans originated through Dynex's mortgage operation and the administration of the securities issued by Dynex. Mr. Hartman also serves as a director and Vice Chairman of NovaStar Mortgage.

        CLASS II DIRECTORS - TERMS EXPIRING 2007

        W. LANCE ANDERSON, age 44, is a co-founder, President and Chief Operating Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibility is to manage mortgage origination and servicing operations. Prior to NovaStar, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., formerly Resource Mortgage Capital, Inc., a New York Stock Exchange listed real estate investment trust. In addition, Mr. Anderson was President and Chief Executive Officer of Dynex's single-family mortgage operation, Saxon Mortgage. He had been at Dynex since October 1989. Mr. Anderson also serves as Chairman of the Board of Directors, President and Chief Executive Officer of NovaStar Mortgage.

        GREGORY T. BARMORE, age 63, has served on the Board of Directors since 1996. He retired as Chairman of the Board of GE Capital Mortgage Corporation (GECMC), a subsidiary of General Electric Capital Corporation (GE Capital) headquartered in Raleigh, North Carolina in 1997. He was responsible for overseeing the strategic development of GECMC's residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation (ERC), one of the nation's largest property and casualty reinsurance companies and also a subsidiary of GE Capital. Mr. Barmore also serves on the Board of Directors of ICO, Inc., a Houston, Texas based plastics products company.

        CLASS I DIRECTORS - TERMS EXPIRING 2006

        ART N. BURTSCHER, age 54, has been a member of the Board of Directors since 2001. In 2000, Mr. Burtscher became Chairman of McCarthy Group Advisors, LLC, an Omaha, Nebraska asset management organization. Mr. Burtscher also serves on the Underwriting Committee of McCarthy Group, Inc., an Omaha, Nebraska merchant banking company. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska. Mr. Burtscher also serves on the Board of Directors of Great Western Bancorporation, Inc., an Omaha, Nebraska multi-bank holding company and NIC Inc., an Overland Park, Kansas eGovernment service provider.

        EDWARD W. MEHRER, age 66, has been a member of the Board of Directors since 1996. From November 2002 through June 2003, he served as Interim President & Chief Executive Officer of Cydex, a pharmaceutical company based in Overland Park, Kansas. From 1996 through December 2003, he served as Chief Financial Officer of Cydex. For approximately ten

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years and until December 1995, Mr. Mehrer was associated with Hoechst Marion
Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company. From December 1991 to December 1995, he served as Executive Vice President and Chief Financial Officer and a director of Marion. Prior to joining Marion, Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri. Mr. Mehrer also serves on the Board of Directors of Winn Dixie Stores, Inc., a Jacksonville, Florida food and drug retailer, FBL Financial Group, Inc., a Des Moines, Iowa insurance company and MGI Pharma Inc., a Bloomington, Minnesota biopharmaceutical company.

DIRECTOR INDEPENDENCE

        The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members within NYSE listed company standards. These factors include the member's current and historic (within the last three years) relationships with our competitors, suppliers and customers; the member's relationships with our management and our other directors; the relationships their current and former (within the last three years) employers have with us; and our relationships with companies and charities where the member is a director or executive officer. The Board of Directors has determined that a relationship may be material if amounts involved in any one year exceed the lesser of $1 million or 2% of either party's gross revenues. Gregory T. Barmore, Art N. Burtscher, and Edward W. Mehrer, having no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are independent directors.

AUDIT COMMITTEE FINANCIAL EXPERT

        The Board of Directors has determined that Edward W. Mehrer qualifies as an audit committee financial expert, as such term is defined by Item 401 of Regulation S-K.

COMPENSATION OF DIRECTORS

        Pursuant to its 2005 Compensation Plan for Independent Directors, NovaStar Financial pays independent directors $35,000 per year plus $1,500 for each day of board or committee meetings attended. In addition, each independent directors is granted (i) upon becoming a director, options to purchase that number of our shares which have a fair market value of $100,000 at the time of the grant, exercisable in accordance with the NovaStar Financial 2004 Incentive Stock Plan and subject to a four year vesting schedule, and (ii) options to purchase 5,000 shares at the fair market value of the common stock immediately vesting on the day after each annual meeting of stockholders and exercisable in accordance with the NovaStar Financial 2004 Incentive Stock Plan. Finally, the chairperson of the Audit, Compensation and Nominating and Corporate Governance Committees are granted annual retainer fees of $10,000, $5,000 and $5,000, respectively.

        Pursuant to the previous compensation plan for independent directors applicable through fiscal year 2004, NovaStar Financial paid independent directors $25,000 per year plus $1,000 for each day of board or committee meetings attended and each independent director had been granted options to purchase 10,000 shares of common stock at the fair market value of the common stock upon becoming a director and options to purchase 5,000 shares at the fair market value of the common stock on the day after each annual meeting of stockholders. In February of 2005, NovaStar Financial established a revised supplemental compensation arrangement for its independent directors for their service as directors during fiscal year 2004. Pursuant to the

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

supplemental compensation arrangement, each independent director received, in addition to its 2004 compensation, a supplemental retainer fee of $10,000 and a supplemental daily fee per board or committee meeting of $500. In addition, to these supplemental fees, the chairperson of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee were granted additional retainer fees of $10,000, $5,000 and $5,000, respectively. In February 2002, each independent director was granted an additional 5,000 options at the fair market value of the common stock as of the grant date.

        All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of NovaStar Financial will receive separate compensation for services rendered as a director.

        In an action alleging violations of 16(b) of the Securities Exchange Act of 1934 against Gregory T. Barmore filed in federal court we are advancing expenses and reasonable attorneys' fees to Mr. Barmore subject to his undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct necessary for indemnification has not been met. Mr. Barmore has been advanced $43,768 during the fiscal year ended December 31, 2004 under this arrangement.

COMPENSATION COMMITTEE INTERLOCKS

        No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

        The Board of Directors has three committees, Audit, Compensation and Nominating and Corporate Governance. During 2004, there were six meetings of the Board of Directors, six meetings of the Audit Committee, four meetings of the Nominating and Corporate Governance Committee and five meetings of the Compensation Committee. Each director participated in at least 75% of the meetings of the Board and the committees on which he served.

        Directors are not expected to attend the annual meeting of stockholders and none of the independent directors attended the 2004 meeting.

EXECUTIVE SESSIONS

        Executive sessions of non-management directors are held at least two times a year. The sessions are scheduled and chaired by the Chair of the Nominating and Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

COMMUNICATIONS WITH THE BOARD

        Individuals may communicate directly with any member of the Board of Directors or any individual chairman of a Board committee by writing directly to those individuals at the following address: NovaStar Financial, Inc., 8140 Ward Parkway, Suite 300, Kansas City, MO 64114. Communications that are intended for the non-management directors generally should be marked to the attention of the Chair of the Nominating and Corporate Governance Committee.

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

CONSIDERATION OF DIRECTOR NOMINEES

        The Nominating and Corporate Governance Committee of the Board of Directors is comprised exclusively of independent directors as defined by the listed company standards of the NYSE. Members of the Nominating and Corporate Governance Committee include Art N. Burtscher, Gregory T. Barmore and Edward W. Mehrer with Mr. Burtscher serving as the Chair. The charter of the Nominating and Corporate Governance Committee is available at the Corporate Governance section of our website (WWW.NOVASTARMORTGAGE.COM) and will be mailed to any stockholder upon request.

SHAREOWNER NOMINEES

        The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareowner nominations for candidates for membership on the Board as described below.

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

        The Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. Stockholder nominations should be addressed to: NovaStar Financial, Inc., 8140 Ward Parkway, Suite 300, Kansas City, MO 64114. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board, following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nominating of a director candidate, such material will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

DIRECTORS MINIMUM QUALIFICATIONS

        We consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experience, concern for the long-term interest of stockholders, personal integrity and judgment, and knowledge and experience in the mortgage banking industry. The majority of directors on the Board of Directors should be independent. Each director must have time available to devote to Board duties and responsibilities.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF NOVASTAR FINANCIAL'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

AUDIT COMMITTEE REPORT

        The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Committee revised and restated its written Audit Committee charter on February 24, 2004. The charter of the Audit Committee is available at the Corporate Governance section of our website (WWW.NOVASTARMORTGAGE.COM) and will be mailed to any stockholder upon request.

        The Audit Committee has reviewed and discussed with management and the independent accountants our audited financial statements for fiscal 2004. In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants' independence from NovaStar Financial, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." These disclosures have been reviewed by the Committee and discussed with the independent accountants.

        Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2004 for filing with the Securities and Exchange Commission.

                                             Audit Committee


                                             Edward W. Mehrer, Chair
                                             Gregory T. Barmore
                                             Art N. Burtscher

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors, which is comprised exclusively of independent outside directors, administers NovaStar Financial's executive compensation program.

        NovaStar Financial's compensation programs are designed to help attract and retain qualified and motivated individuals that will provide the leadership required to achieve our strategic goals, which includes sustaining long-term value based growth for stockholders. Our philosophy is to link management's compensation to NovaStar Financial's profitability and stock price. Our philosophy is also intended to encourage stock ownership by not only management, but all levels of employees. We believe a significant percentage of total executive compensation should be provided through incentive equity compensation that aligns management's interests with those of stockholders. Our goal is to make our executives' personal net worth heavily dependent on appreciation in the value of NovaStar Financial stock over the long-term and their income dependent on NovaStar Financial's dividends.

        NovaStar Financial strives to integrate (1) reasonable levels of base salary, (2) annual incentive bonus awards tied to operating performance, and (3) stock-based compensation awards, to ensure management has a continuing stake in the long-term success of NovaStar Financial.

        The Committee believes that senior management's base salaries are relatively low as compared to other comparable companies with whom NovaStar Financial competes for management personnel. However, these executives have significant compensation potential if there are substantial returns generated to stockholders.

        The compensation of executive officers for 2004, and in particular that of Chief Executive Officer is dependent on earnings per share, operating growth, including the volume of loans originated and profit from fee income business units, the financial strength of the organization, and the development and implementation of our strategic plan. During 2004, the Compensation Committee determined that NovaStar Financial's executive officers generally exceeded expectations in the aggregate for these areas.

        Under the 2004 Incentive Stock Plan, annual grants of stock-based compensation are awarded to officers and other key employees to retain and motivate such persons to sustain and improve long-term stock performance. Stock option-based compensation is granted at the prevailing market value and has value to the holders only if NovaStar Financial's stock price increases. Typically these grants vest in four equal annual increments. Restricted stock-based compensation awards have value to the holders only if certain performance targets or employment tenures are met. The restricted stock grants have vesting periods which vary based on the type of award. The charter of the Compensation Committee is available at the Corporate Governance section of our website (WWW.NOVASTARMORTGAGE.COM) and will be mailed to any stockholder upon request.

                                               Compensation Committee


                                               Gregory T. Barmore, Chair
                                               Edward W. Mehrer
                                               Art N. Burtscher

PERFORMANCE GRAPH

        The following graph presents a five-year performance comparison of our common stock to the Bloomberg REIT Mortgage Index and the Standard and Poor's 500 Stock Index (S&P 500). The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 1999, and that all dividends were reinvested. The information has been obtained from sources believed to be reliable but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  (Among NovaStar Financial Inc. Common Stock,
            the Bloomberg REIT Mortgage Index and the S&P 500 Index)



                              [PERFORMANCE GRAPH]



                                                       PERFORMANCE GRAPH INDEX
                                                             DECEMBER 31,
                                ---------------------------------------------------------------------
                                  1999       2000       2001        2002         2003         2004
                                  ----       ----       ----        ----         ----         ----
NovaStar Financial, Inc.
Common Stock                     $100.00    $120.00    $591.95    $1,212.77   $3,884.91    $5,170.07
Bloomberg REIT Mortgage Index    $100.00    $111.54    $213.53      $263.42     $353.00      $450.16
S&P 500 Index                    $100.00     $90.89     $80.14       $62.47      $80.35       $89.07

MANAGEMENT OF NOVASTAR FINANCIAL

        The executive officers of NovaStar Financial and their positions are as follows:


               NAME                     POSITION WITH NOVASTAR FINANCIAL                  AGE

         Scott F. Hartman         Chairman of the Board and Chief                          45
                                  Executive Officer

         W. Lance Anderson        Director, President and Chief Operating Officer          44

         Michael L. Bamburg       Senior Vice President and Chief                          42
                                  Investment Officer

         Gregory S. Metz          Senior Vice President and Chief Financial Officer        49

         Jeffrey D. Ayers         Senior Vice President, General Counsel and Secretary     44

         David A. Pazgan          Executive Vice President NovaStar Mortgage, Inc.         34

         Rodney E. Schwatken      Vice President, Treasurer and Controller (Chief          41
                                  Accounting Officer)

        The executive officers serve at the discretion of the Board of Directors. Biographical information regarding Mr. Hartman and Mr. Anderson is provided above. Biographical information regarding Mr. Bamburg, Mr. Metz, Mr. Ayers, Mr. Pazgan, and Mr. Schwatken is set forth below.

        MICHAEL L. BAMBURG, age 42, is Senior Vice President and Chief Investment Officer of NovaStar Financial and NovaStar Mortgage. Mr. Bamburg is responsible for managing the portfolio of investments, interacting with the capital markets, overseeing the securitization of the mortgage loan production, and developing new business lines. Mr. Bamburg most recently served as a Principal of Smith Breeden Associates, a financial institution consulting and money management firm specializing in the evaluation and hedging of mortgage backed securities. Mr. Bamburg spent more than 11 years with Smith Breeden where he analyzed and traded mortgage- backed securities and consulted with various financial institutions regarding investments and asset/liability management issues. During the last 3 years with Smith Breeden, Mr. Bamburg spent most of his time marketing Smith Breeden's money management products.

        GREGORY S. METZ, age 49, became Senior Vice President and Chief Financial Officer of NovaStar Financial in July 2004. From November 2002 to July 2004 Mr. Metz was Senior Vice President and Director of Corporate Tax for Union Planters Corporation, a NYSE-listed regional bank holding company located in Memphis. Prior to his work at Union Planters, Mr. Metz spent more than 15 years in public accounting, most recently from 1997 to 2002 as a partner with Ernst & Young LLP in Chicago.

        JEFFREY D. AYERS, age 44, became Senior Vice President, General Counsel and Secretary of NovaStar Financial in February 2005. From April 2003 to January 2005 Mr. Ayers was Vice President and Associate General Counsel with General Electric's insurance subsidiary, Employers Reinsurance Corporation. From 1999 to 2002 Mr. Ayers was General Counsel and Corporate Secretary of Aquila Merchant Services, Inc. in Kansas City. From 1996 to 1999 Mr. Ayers was a partner with the Blackwell Sanders law firm in Kansas City and managing partner of its London, England office.

        DAVID A. PAZGAN, age 34, became Executive Vice President of NovaStar Mortgage, Inc. in February 2005. Mr. Pazgan is responsible for managing wholesale origination sales and operations for both broker and correspondent channels. Mr. Pazgan has been with NovaStar Financial since 1997 and most recently held the position of Senior Vice President of Wholesale East where he was responsible for managing the operations of that division. Mr. Pazgan has also held the positions of Regional Vice President and Account Executive.

        RODNEY E. SCHWATKEN, age 41, is Vice President, Treasurer and Controller (Chief Accounting Officer) of NovaStar Financial and NovaStar Mortgage. Mr. Schwatken is responsible for Corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. From June 1993 to March 1997, when he joined NovaStar Financial, Mr. Schwatken was Accounting Manager with U.
S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January 1987 to June 1993, Deloitte & Touche LLP in Kansas City, Missouri employed Mr. Schwatken, most recently as an audit manager.

EXECUTIVE COMPENSATION

                                   EXECUTIVE OFFICER SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                             LONG-TERM COMPENSATION AWARDS
                                ----------------------------------------------- ---------------------------------------------------

                                                                                          AWARDS            PAYOUTS
                                                                                          ------            -------

                                                                     OTHER                      SECURITIES
                                                                     ANNUAL       RESTRICTED    UNDERLYING    LTIP       ALL OTHER
                                                        BONUS     COMPENSATION  STOCK AWARD(S)   OPTIONS     PAYOUTS   COMPENSATION
    NAME AND POSITION (A)        YEAR      SALARY        (B)           (C)        ($)(D)(E)       (#)(D)       ($)        ($)(F)

Scott F. Hartman                 2004    $619,010      $621,000            --        $454,960           --        --        $44,033
Chairman of the Board            2003     491,667       600,000            --         654,831           --        --         43,033
and Chief Executive Officer      2002     315,000     1,260,000            --              --       50,000        --         42,033


W. Lance Anderson                2004    $619,010      $621,000            --        $454,960           --        --        $44,033
President and Chief              2003     491,667       600,000            --         654,831           --        --         43,033
Operating Officer                2002     315,000     1,260,000            --              --       50,000        --         41,113


Michael L. Bamburg               2004    $361,089      $362,250            --        $202,640           --        --        $13,000
Senior Vice President and        2003     298,805       350,000            --         381,976           --        --         12,000
Chief Investment Officer         2002     219,450       548,625            --              --       25,000        --         11,000


Rodney E. Schwatken              2004    $118,619       $59,500            --         $37,995           --        --        $11,990
Vice President, Treasurer and    2003     107,837        74,500            --              --           --        --         12,000
Controller                       2002      94,500        70,875            --              --       10,000        --         10,270


Gregory S. Metz (G)              2004    $112,500      $125,000            --              --           --        --             --
Senior Vice President and          --          --            --            --              --           --        --             --
Chief Financial Officer            --          --            --            --              --           --        --             --

----------------

(A)     David A. Pazgan became an Executive Officer in February of 2005. Jeffrey
        D. Ayers joined us in February of 2005 as Senior Vice President, General Counsel and Secretary. They did not earn any compensation as Executive Officers during the periods covered by this table.
(B) A portion of the 2003 and 2004 bonus for Mr. Hartman and Mr. Anderson was paid in restricted stock. A portion of the 2003 bonus for Mr. Bamburg was also paid in restricted stock. The fair value of this restricted stock on the date of the award is reflected in the Restricted Stock Awards column of this table.
(C) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for any named Executive Officer.
(D) Share amounts have been restated to reflect the 2-for-1 stock split on December 1, 2003.
(E) Restricted stock grants of 8,000, 8,000, 4,000 and 750 shares were awarded on January 28, 2004 to Mr. Hartman, Mr. Anderson, Mr. Bamburg and Mr. Schwatken, respectively. The dollar value of each award of restricted stock was calculated using the closing market price of our common stock on the date of the award. This restricted stock vests in equal annual installments over four years (25% per year) beginning on January 28, 2005 and ending on January 28, 2008. Dividends will be paid on these shares on dividend payment dates commencing from the date of grant until the vesting of the restricted stock or the forfeiture of the unvested restricted stock prior to January 28, 2008. A portion of the 2004 bonus for Mr. Hartman and Mr. Anderson was paid in restricted stock, which was awarded on March 30, 2005. This restricted stock was fully vested on the date of the award and had a market value on that date of $49,680 and $49,680, respectively. A portion of the 2003 bonus for Mr. Hartman, Mr. Anderson and Mr. Bamburg was also paid in restricted stock, which was awarded on January 28, 2004. This restricted stock was fully vested on the date of the award and had a market value on that date of $654,831, $654,831 and $381,976, respectively. Dividends will be paid on these shares on dividend payment dates commencing from the date of grant. Based on the closing market price of our common stock on December 31, 2004 of $49.50, the aggregate number of shares and value of all restricted shares on that date were 8,000 shares valued at $396,000 for Mr. Hartman; 8,000 shares valued at $396,000 for Mr. Anderson; 4,000 shares valued at $198,000 for Mr. Bamburg and 750 shares valued at $37,125 for Mr. Schwatken.
(F) Includes matching contributions to the deferred compensation plan. The amount of matching contributions for fiscal 2004, 2003 and 2002 were as follows: Mr. Hartman - $13,000, $12,000 and $11,000; Mr. Anderson - $13,000, $12,000 and $10,080; Mr. Bamburg - $13,000, $12,000 and $11,000
        and Mr. Schwatken - $11,990, $12,000 and $10,270. This column also includes annual amounts for the forgiveness of promissory notes between NovaStar Financial and Mr. Hartman and Mr. Anderson. (Detailed further in the "Certain Transactions - Indebtedness of Management" section of this document.) The annual amount of this debt forgiveness for Mr. Hartman and Mr. Anderson is $31,033 for the three years shown.
(G) Mr. Metz joined us in July of 2004 as Senior Vice President and Chief Financial Officer.

INCENTIVE BONUS PLAN

        As part of our executive compensation program, the Compensation Committee has recommended to the Board of Directors annual incentive cash bonus awards for our executive officers. The amount of the bonus awards is generally determined for each executive officer based on the following business objectives, as applied to that officer's business unit, and such officer's contribution to achieving those objectives: earnings per share growth; operating growth, including the volume of loans originated and profit from fee income business units; financial strength of the organization; and development and implementation of strategic plans. The specific objectives for each executive officer may be included in his or her employment agreement or agreed upon with the Compensation Committee on an annual basis. Bonuses awarded are paid in cash and/or restricted stock in the year after they are earned unless deferred by the officer pursuant to our Deferred Compensation Plan.

INCENTIVE STOCK PLAN

        NovaStar Financial's 2004 Incentive Stock Plan which became effective on May 25, 2004 provides for the grant of qualified incentive stock options or ISOs, non-qualified stock options or NQSOs, deferred stock, restricted stock, and performance shares (collectively, Stock Awards), stock appreciation rights and limited stock appreciation rights (collectively, SARs), and dividend equivalent rights or DERs. ISOs may only be granted to the officers and employees. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants. Unless previously terminated by the Board of Directors, the plan will terminate when no further shares of stock remain available for awards to be granted under the plan.

        Outstanding options and restricted stock vest over variable periods as fixed by the Administrator of the plan but shall expire ten years after the date of grant.

        Prior to stockholder's approval of the NovaStar Financial's 2004 Incentive Stock Plan, on May 25, 2004, stock options were granted pursuant to NovaStar Financial's 1996 stock option plan which was terminated upon such approval, except for outstanding awards that remain to become vested, exercised, or free of restrictions.

        The following table sets forth information concerning stock options granted during 2004 for each of the directors and executive officers.

                                                INDIVIDUAL GRANTS
                                ---------------------------------------------------

                                             PERCENT OF
                                               TOTAL                                    POTENTIAL REALIZABLE VALUE
                                              OPTIONS                                   AT ASSUMED ANNUAL RATES OF
                                             GRANTED TO     EXERCISE                   STOCK PRICE APPRECIATION FOR
                                             EMPLOYEES      PRICE OR                          OPTION TERM (1)
                                 NUMBER      DURING THE    BASE PRICE    EXPIRATION   ------------------------------
            NAME                GRANTED         YEAR       ($/SHARE)        DATE           5%                10%

Gregory T. Barmore               5,000           33%         $33.59       5/26/14      $105,623           $267,669
Edward W. Mehrer                 5,000           33%          33.59       5/26/14       105,623            267,669
Art N. Burtscher                 5,000           33%          33.59       5/26/14       105,623            267,669
                                ------
    Total to Directors and
    Executive Officers          15,000
                                ======

Total stock options granted     15,000

---------------------
(1) Options granted to non-employee directors and options granted to employees were priced at the lesser of (1) the closing price of our common stock on the NYSE on the business day preceding the date of the grant, or (2) the average of the closing prices of our common stock on each day on which the stock was traded over a period of up to twenty trading days immediately prior to such date. The assumed annual rates represent the potential appreciation in value over the exercise price.

        The following table sets forth certain information with respect to the value of the options as of December 31, 2004 held by the named directors and executive officers.

                                          FISCAL YEAR END OPTION VALUE


                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                          OPTIONS AS OF                   OPTIONS AS OF
                                                        DECEMBER 31, 2004           DECEMBER 31, 2004 (2) (3)

                                                   ----------------------------   -----------------------------
                         SHARES
                       CQUIRED ON     VALUE
      NAME              EXERCISE    REALIZED (1)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
Scott F. Hartman          199,500    $8,870,455       22,500         35,000          $889,400       $1,355,400
W. Lance Anderson          32,500     1,494,800       72,500         35,000         3,270,650        1,355,400
Michael L. Bamburg          7,000       374,045       15,500         17,500           593,020          677,700
Gregory T. Barmore          7,500       184,944        5,000         15,000           195,844          432,188
Art N. Burtscher               --            --       17,500         17,500           756,213          551,313
Edward W. Mehrer               --            --       31,250         15,000         1,294,513          432,188
Rodney E. Schwatken         7,500       271,463        7,500          7,500           318,113          292,250
Jeffrey D. Ayers               --            --           --             --                --               --
Gregory S. Metz                --            --           --             --                --               --
David A. Pazgan                --            --           --             --                --               --

---------------------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
(2) "In-the-money" options whose exercise price was less than the market price of common stock at December 31, 2004.
(3) Assuming a stock price of $49.50 per share, which was the closing price of a share of common stock reported for the New York Stock Exchange on December 31, 2004.

EMPLOYMENT AGREEMENTS

        NovaStar Financial has entered into employment agreements with Mr. Hartman, Mr. Anderson and Mr. Bamburg. Mr. Hartman and Mr. Anderson's employment agreements are automatically extended for an additional year at the end of each year of the agreement unless either party provides a prescribed prior written notice to the contrary. Mr. Bamburg's employment agreement is automatically extended for an additional year at the end of each year of the agreement unless either party provides a prescribed prior written notice to the contrary. Each employment agreement provides for the subject officer to receive his annual base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each employment agreement also provides for the subject officer to receive, if the subject officer resigns for "good reason" or is terminated without cause after a "change in control" as those terms are defined in the agreement, an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times such officer's combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of the book equity value (exclusive of valuation adjustments) and a minimum of $360,000. In that instance, the subject officer is prohibited from competing with NovaStar Financial for a period of one year. In addition, all outstanding stock based compensation awards granted to the subject officer shall immediately vest. Section 280G of the Code may limit the deductibility of the payments to such officer for federal income tax purposes. "Change of control" for purposes of the agreements would include a merger or consolidation of NovaStar Financial, a sale of all or substantially all of the assets of NovaStar Financial, changes in the identity of a majority of the members of the Board of Directors of NovaStar Financial (other than due to the death, disability or age of a director) or acquisitions of more than 25% of the combined voting power of NovaStar Financial's capital stock, subject to certain limitations. Absent a "change in control," if NovaStar Financial terminates the officer's employment without cause, or if the officer resigns for "good reason," the officer receives an amount, payable immediately, equal to such officer's combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of book value (exclusive of valuation adjustments) and a minimum of $120,000 (this minimum applies to Mr. Hartman and Mr. Anderson only). If the officer resigns for any other reason, there is no severance payment and the officer is prohibited from competing with NovaStar Financial for a period of one year following the resignation.

        NovaStar Financial has entered into employment agreements with Mr. Metz on July 15, 2004. NovaStar Mortgage, Inc. has entered into an employment agreement with Mr. Pazgan on November 10, 2004. Neither of these employment agreements provide for a specified term or period of employment. Each employment agreement provides for the subject officer to receive his annual base salary and bonus compensation pro-rated to the date of the termination of employment in case of resignation by the employee for "good reason" or termination by the employer "without cause" and to receive his annual base salary pro-rated to the date of the termination of employment in case of a termination of employment by reason of death or by the employer due to disability or "for cause" or by the employee without "good reason" as those terms are defined in the agreement. In addition, in case of termination of employment by the employer for cause or by the employee for good reason, the vesting period of all outstanding stock options granted to the subject officer under the applicable stock option plan shall immediately cease. The vesting period of all outstanding stock options granted to the subject officer continues without acceleration upon the employee's termination of employment by NovaStar Financial, due to disability.

        Each employment agreement also provides for the subject officer to receive, if the subject officer resigns for "good reason" or is terminated without cause after a "change in control" as those terms are defined in the employment agreement, an amount, 50% payable within five days after the termination date and 50% payable in monthly installments over the succeeding twelve months, equal to two times such officer's combined current year base salary and actual bonus compensation for the preceding fiscal year, subject in each case to a maximum amount of 1% of the book equity value of NovaStar Financial and a minimum of $500,000. In addition, all outstanding options granted to the subject officer shall immediately vest if the subject officer resigns for good reason or is terminated without cause after a change in control or if the employment is terminated due to the death of the employee. Section 280G of the Code may limit the deductibility of the payments to such officer for federal income tax purposes. "Change of control" for purposes of the agreements would include a merger or consolidation of NovaStar Financial, a sale of all or substantially all of the assets of NovaStar Financial, changes in the identity of a majority of the members of the Board of Directors of NovaStar Financial (other than due to the death, disability or age of a director) or acquisitions of more than 25% of the combined voting power of NovaStar Financial's capital stock, subject to certain limitations. If the officer resigns or is terminated for any other reason, there is no severance payment. Absent a "change in control," if NovaStar Financial terminates the officer's employment without cause, or if the officer resigns for "good reason," the employment agreement provides that the officer and NovaStar Financial shall immediately enter into a twelve months consultancy agreement pursuant to which the officer shall receive payment in an amount equal to twelve months base salary in exchange for consulting services with respect to matters related to the officer's job description during the course of his employment with NovaStar Financial. In addition, absent a change in control, the vesting period for the year in which the termination occurs will accelerate to the date of termination if the subject officer resigns for good reason or is terminated without cause. All other vesting shall cease upon such termination. Each employment agreement provides that the officer is prohibited from competing with NovaStar Financial during employment and for a period of one year following the termination of his employment with NovaStar Financial.

        NovaStar Financial has entered into oral employment at-will agreements with Mr. Ayers and Mr. Schwatken pursuant to which the subject officer:

        1. will be entitled to a salary, adjusted annually by the Compensation Committee;

        2. will participate in the NovaStar Financial annual incentive bonus program, as determined by the Compensation Committee;

        3. will be eligible for incentive awards under the NovaStar Financial Incentive Stock Plan, as determined by the Compensation Committee;

        4.      will be eligible to participate in our Deferred Compensation
                Plan;

        5. will be covered by medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by NovaStar Financial to its employees; and

        6. will be entitled to vacation, paid sick leave and all other employee benefits provided by NovaStar Financial to its employees.

CERTAIN TRANSACTIONS

        INDEBTEDNESS OF MANAGEMENT In transactions approved by the Audit and Compensation Committees of the Board of Directors two of our Executive Officers, Mr. Hartman and Mr. Anderson, executed 10-year non-recourse, non interest-bearing promissory notes dated January 1, 2001, aggregating to $1,393,208. These transactions were executed to restructure previously issued promissory notes outstanding with the two Executive Officers. Each Executive Officer has pledged 144,444 shares of NovaStar Financial common stock as security for the promissory notes. The notes will be forgiven in equal annual installments over a 10-year period so long as the named Executive Officers remain in the employ of NovaStar Financial. In addition, the notes will be forgiven in the event of a change of control of NovaStar Financial, termination other than for cause or resignation for good reason as those terms are defined in each founder's employment agreement. The balance of these notes aggregated $975,246 as of January 1, 2004, which was the largest aggregate amount of indebtedness outstanding under these promissory notes for the fiscal year ended December 31, 2004. As of December 31, 2004 the aggregate amount outstanding of these promissory notes was $835,925.

             ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

        The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of Deloitte & Touche LLP to audit NovaStar Financial's financial statements for, and otherwise act as the independent certified public accountants with respect to, the year ending December 31, 2005. The Board of Director's selection of Deloitte & Touche LLP for the current fiscal year is being presented to stockholders for ratification at the annual meeting. To NovaStar Financial's knowledge, neither Deloitte & Touche LLP nor any of its partners has any direct financial interest or any material indirect financial interest in NovaStar Financial, or has had any connection since the inception of NovaStar Financial in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO SELECT DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PRINCIPAL ACCOUNTING FIRM FEES

        Aggregate fees we were billed for the fiscal years ended December 31, 2004 and 2003 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") are as follows:

                                                           FISCAL YEAR ENDED
                                                              DECEMBER 31,
                                                       ------------------------
                                                           2004          2003

Audit fees (A).......................................  $ 1,467,121   $   408,047
Audit-related fees (B)...............................      165,975       304,341
                                                       -----------   -----------
Total audit and audit-related fees...................    1,633,096       712,388

Tax fees (C).........................................      374,020       301,741
All other fees (D)...................................      115,500       112,000
                                                       -----------   -----------

Total................................................  $ 2,122,616   $ 1,126,129
                                                       ===========   ===========
---------------
(A) Audit fees consist principally of fees for the annual and quarterly reviews of the consolidated financial statements. The increase in 2004 Audit Fees is mainly attributable to audit work in connection with the Sarbanes-Oxley Act.
(B) Audit-related fees consist principally of fees for the issuance of stand alone financial statements of consolidated subsidiaries, compliance reporting regarding the servicing of mortgage loans, and work performed related to equity offerings and planning for the Sarbanes-Oxley Act.
(C) Tax fees principally include assistance with statutory filings and income tax consultations and planning.
(D)     All other fees include assistance in securitization transactions.


        The Audit Committee has adopted policies with respect to the pre-approval of all audit and non-audit services provided by the external auditors.

FINANCIAL STATEMENTS

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2004, which contains audited financial statements and financial statement schedules, accompanies this Proxy Statement. THIS FORM 10-K MAY ALSO BE OBTAINED WITHOUT CHARGE BY VISITING OUR WEBSITE (WWW.NOVASTARMORTGAGE.COM) OR UPON WRITTEN REQUEST TO JEFF GENTLE, DIRECTOR OF INVESTOR RELATIONS, NOVASTAR FINANCIAL, INC., 8140 WARD PARKWAY, SUITE 300, KANSAS CITY, MISSOURI 64114.

                                 OTHER BUSINESS

        The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

           STOCKHOLDER PROPOSALS OR NOMINATIONS - 2005 ANNUAL MEETING

        Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposal, including the nomination of a director, intended to be presented at the 2006 annual meeting of stockholders must be received at NovaStar Financial's offices on or before December 19, 2005 in order to be considered for inclusion in the proxy statement and form proxy relating to such meeting. In addition, the NovaStar Financial bylaws provide that any stockholder wishing to bring any matter, including the nomination of a director, before the annual meeting must deliver notice to the Secretary at the principal executive offices of NovaStar Financial not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting.

        The stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to servicing as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our corporate books, and of such beneficial owner and (ii) the class and number of shares of our stock which are owned beneficially and of record by such stockholder and such beneficial owner.

        You may contact our corporate Secretary at our executive offices regarding the requirements for making stockholder proposals and nominating director candidates.


                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Scott F. Hartman

                                         Scott F. Hartman
                                         Chairman of the Board

Kansas City, Missouri
April 18, 2005

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR AND FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.




                                DATE:____________________________________, 2005.

                                ________________________________________________
                                SIGNATURE

                                ________________________________________________
                                SIGNATURE


                                (Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all others must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees, or guardians should indicate their status when signing.)

                                PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

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








                                      NOVASTAR FINANCIAL, INC.
                                           REVOCABLE PROXY
                         FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 20, 2005
                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey D. Ayers, or Gregory S. Metz, and each of them, with full power of substitution to act as attorneys and proxies for the undersigned to vote all shares of the common stock of NovaStar Financial, Inc. which the undersigned is entitled to vote at NovaStar
Financial, Inc.'s 2005 Annual Meeting of Shareholders to be held at the Novastar Financial, Inc.'s corporate offices, 8140 Ward Parkway, Suite 300, Kansas City, Missouri on May 20, 2005 at 10:00 a.m.
Central Daylight Time and at any and all adjournments thereof.

        THE BOARD RECOMMENDS A VOTE FOR THE NOMINEE IDENTIFIED BELOW AND THE LISTED PROPOSAL

Item 1 - ELECTION OF DIRECTOR   [ ] FOR the nominee listed below     [ ] WITHHOLD AUTHORITY to vote for the
                                    (EXCEPT AS MARKED TO THE             nominee listed below
                                    CONTRARY BY STRIKING OUT THE
                                    NAME OF THE NOMINEE)


                                      Nominee: Scott F. Hartman

Item 2 - RATIFICATION OF Deloitte & Touche LLP as independent public accountants for the fiscal year ending
December 31, 2005.

                                [ ] FOR          [ ] AGAINST         [ ] ABSTAIN


                                      (Please See Reverse Side)
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